AMENDED BY-LAWS
OF
WILSHIRE MUTUAL FUNDS, INC.
 (A Maryland Corporation)

______________

ARTICLE I

STOCKHOLDERS

1.            CERTIFICATES REPRESENTING STOCK. Certificates representing shares of stock shall set forth thereon the statements prescribed by Section 2-211 of the Maryland General Corporation Law (“General Corporation Law”) and by any other applicable provision of law and shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal. The signatures of any such officers may be either manual or facsimile signatures and the corporate seal may be either facsimile or any other form of seal. In case any such officer who has signed manually or by facsimile any such certificate ceases to be such officer before the certificate is issued, it nevertheless may be issued by the corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

No certificate representing shares of stock shall be issued for any share of stock until such share is fully paid, except as otherwise authorized in Section 2-207 of the General Corporation Law.

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require, in its discretion, the owner of any such certificate or his legal representative to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim that may arise by reason of the issuance of a new certificate.

2.            SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares of stock, if any, transfers of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the record holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

3.            RECORD DATE FOR STOCKHOLDERS. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than 90 days, and in case of a meeting of stockholders not less than 10 days, prior to the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least 10 days immediately preceding such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (1) The record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the day 30 days before the meeting, whichever is the closer date to the meeting; and (2) The record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, provided that the payment or allotment date shall not be more than 60 days after the date on which the resolution is adopted.

4.            MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock and said reference also is intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class or series upon which or upon whom the Charter confers such rights where there are two or more classes or series of shares or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Charter may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder.

5.            STOCKHOLDER MEETINGS.

–            ANNUAL MEETINGS. If a meeting of the stockholders of the corporation is required by the Investment Company Act of 1940, as amended, to elect the directors, then there shall be submitted to the stockholders at such meeting the question of the election of directors, and a meeting called for that purpose shall be designated the annual meeting of stockholders for that year. In other years in which no action by stockholders is required for the aforesaid election of directors, no annual meeting need be held.

–            SPECIAL MEETINGS. Special stockholder meetings for any purpose may be called by the Board of Directors or the President and shall be called by the Secretary for the purpose of removing a Director and for all other purposes whenever the holders of shares entitled to at least ten percent of all the votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be called. Such request shall state the purpose of such meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such special meeting. Notwithstanding the foregoing, unless requested by stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the stockholders need not be called at the request of stockholders to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months.

–            PLACE AND TIME. Stockholder meetings shall be held at such place, either within the State of Maryland or at such other place within the United States, and at such date or dates as the directors from time to time may fix.

–            NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. A written notice of each meeting of stockholders, stating the place, date and hour and the purposes of the meeting, shall be given at least ten days before the meeting to each stockholder entitled to vote thereat by sending such notice by postal mail, postage prepaid, by electronic mail, by posting on the internet with notice by postal mail or electronic mail, or by any other electronic method of document transfer to each stockholder at his address or other designated destination, including, but not limited to, the stockholder’s postal mailing or e-mail address, as appearing on the books of the corporation. Such notice shall be given by the Secretary or an Assistant Secretary or by an officer designated by the Board of Directors. No notice of any meeting of stockholders need be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

–            STATEMENT OF AFFAIRS. The President of the corporation or, if the Board of Directors shall determine otherwise, some other executive officer thereof, shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be filed at the principal office of the corporation in the State of Maryland.

–            CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by the Chairman of the Board or one of the following officers in the order of seniority and if present and acting: the President, a Vice President or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation or, in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

–            PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, expressing consent or dissent without a meeting or otherwise. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and filed with the Secretary of the corporation. No unrevoked proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein.

–            PROXY INSTRUCTIONS TRANSMITTED BY TELEPHONIC OR ELECTRONIC MEANS. The placing of a stockholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution of such proxy by or on behalf of such stockholder.

–            INSPECTORS OF ELECTION. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

–            VOTING. Each share of stock shall entitle the holder thereof to one vote, except in the election of directors, at which each said vote may be cast for as many persons as there are directors to be elected. Except for election of directors, a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may come before a meeting, unless more than a majority of votes cast is required by the corporation’s Articles of Incorporation. A plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director. Stockholders may participate in a meeting of stockholders by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

–            QUORUM. The presence in person or by proxy of the holders of one-third of the shares of stock of the corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

–            ADJOURNMENT. Any meeting of the stockholders convened on the date for which it was called may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment was taken. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote of those present and without notice other than by announcement at the meeting, may adjourn the meeting from time to time. At any adjourned meeting at which a quorum shall be present, any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned without further notice to a date more than 120 days after the original record date determined pursuant to Section 3 of this Article I.

6.            INFORMAL ACTION. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action and such consent and waiver are filed with the records of the corporation.

ARTICLE II

BOARD OF DIRECTORS

1.            FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed under the direction of a Board of Directors. The use of the phrase “entire board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.            QUALIFICATIONS AND NUMBER. Each director shall be a natural person of full age. A director need not be a stockholder, a citizen of the United States or a resident of the State of Maryland. The initial Board of Directors shall consist of one person. Thereafter, the number of directors constituting the entire board shall never be less than three or the number of stockholders, whichever is less. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may increase or decrease the number of directors, provided that the number thereof shall never be less than three or the number of stockholders, whichever is less, nor more than 12 and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

3.            ELECTION AND TERM. The first Board of Directors shall consist of the director named in the Articles of Incorporation and shall hold office until the first meeting of stockholders or until his successor has been elected and qualified. Thereafter, directors who are elected at a meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until their successors have been elected and qualified. Newly created directorships and any vacancies in the Board of Directors, other than vacancies resulting from the removal of directors by the stockholders, may be filled by the Board of Directors, subject to the provisions of the Investment Company Act of 1940. Newly created directorships filled by the Board of Directors shall be by action of a majority of the entire Board of Directors. All other vacancies to be filled by the Board of Directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum thereof.

4.            CHAIRMAN OF THE BOARD OF DIRECTORS

–            CHAIRMAN OF THE BOARD. The Board of Directors shall elect from among its members a Chairman of the Board who shall at all times be a director who is not an “interested person” of the corporation as that term is defined by the Investment Company Act of 1940, as amended. The Chairman of the Board shall be an officer of the Board but not of the corporation, and as such shall preside over all meetings of the Board of Directors and shall have such other responsibilities in furthering the Board’s functions as may be prescribed from time to time by resolution of the Board. Each director, including the Chairman of the Board, shall have equal responsibility to act in good faith, in a manner which he reasonably believes to be in the interest of the Fund and with the care that an ordinarily prudent person in a like position as a director would use under similar circumstances. The Chairman shall be elected by the Board of Directors annually to hold office until his successor shall have been duly elected or until his death, or until he shall have resigned or have been removed, as herein provided in the by-laws.

–            Resignation. The Chairman of the Board may resign at any time by giving written notice of resignation to the Board of Directors. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

–            Removal of the Chairman. The Chairman of the Board may be removed by the Board of Directors with or without cause at any time.

–            Vacancy. A vacancy in the office of Chairman of the Board, either arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, by the vote of the Board of Directors.

5.            MEETINGS.

–            TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors conveniently may assemble.

–            PLACE. Meetings shall be held at such place within or without the State of Maryland as shall be fixed by the Board.

–            CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, the President or of a majority of the directors in office.

–            NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Whenever any notice of the time, place or purpose of any meeting of directors or any committee thereof is required to be given under the provisions of the General Corporation Law or of these by-laws, a waiver thereof in writing, signed by the director or committee member entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting shall be deemed equivalent to the giving of such notice to such director or such committee member.

–            QUORUM AND ACTION. A majority of the entire Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board and, in no event, less than two directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as otherwise specifically provided by the Articles of Incorporation, the General Corporation Law or these by-laws, the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.

–            CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, or the President or any other director chosen by the Board, shall preside at all meetings.

6.            REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the stockholders, who may elect a successor or successors to fill any resulting vacancy or vacancies for the unexpired term of the removed director or directors.

7.            COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors and may delegate to such committee or committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the corporation, except the power to amend the by-laws, to approve any consolidation, merger, share exchange or transfer of assets, to declare dividends, to issue stock or to recommend to stockholders any action requiring the stockholders’ approval. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

8.            INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or any such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or any such committee.

Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III

OFFICERS

The corporation shall have a President, a Secretary and a Treasurer, who shall be elected by the Board of Directors, and may have such other officers, assistant officers and agents as the Board of Directors shall authorize from time to time. Any two or more offices, except those of President and Vice President, may be held by the same person, but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law to be executed, acknowledged or verified by two or more officers. The Chairman of the Board shall not be deemed to be an officer of the corporation.

Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby.

ARTICLE IV

PRINCIPAL OFFICE - RESIDENT AGENT - STOCK LEDGER

The address of the principal office of the corporation in the State of Maryland prescribed by the General Corporation Law is 351 West Camden Street, c/o The Corporation Trust Incorporated, Baltimore, Maryland 21201. The name and address of the resident agent in the State of Maryland prescribed by the General Corporation Law are: The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

The corporation shall maintain, at its principal office in the State of Maryland prescribed by the General Corporation Law or at the business office or an agency of the corporation, an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

The corporation shall keep at said principal office in the State of Maryland the original or a certified copy of the by-laws, including all amendments thereto, and shall duly file thereat the annual statement of affairs of the corporation prescribed by Section 2-314 of the General Corporation Law.

ARTICLE V

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BY-LAWS

The power to make, alter, amend and repeal the by-laws is vested in the Board of Directors of the corporation.

ARTICLE VIII

INDEMNIFICATION

1.            INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the law. The corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the same extent as its directors and, in the case of officers, to such further extent as is consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (“disabling conduct”).

2.            ADVANCES. Any current or former director or officer of the corporation seeking indemnification within the scope of this Article shall be entitled to advances from the corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the General Corporation Law. The person seeking indemnification shall provide to the corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the corporation for his undertaking; (b) the corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the corporation who are neither “interested persons” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding (“disinterested non-party directors”), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

3.            PROCEDURE. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

4.            INDEMNIFICATION OF EMPLOYEES AND AGENTS. Employees and agents who are not officers or directors of the corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940, as amended.

5.            OTHER RIGHTS. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested non-party directors or otherwise.

6.            AMENDMENTS. References in this Article are to the General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of the by-laws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

ARTICLE IX

FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to a selection of an alternative forum, the sole and exclusive form for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owned by any Director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law or the Charter or these by-laws, (d) any action to interpret, apply, enforce or determine the validity of the Charter or these by-laws or (e) any action asserting a claim governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if the Circuit Court for Baltimore City, Maryland does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division (each, a “Covered Action”). Any person purchasing or otherwise acquiring or holding any interest in shares of stock of the corporation shall be (i) deemed to have notice of and consented to the provisions of this Article IX, and (ii) deemed to have waived any argument relation got the inconvenience of the forums referenced above in connection with any action or proceeding described in this Article IX.

If any Covered Action is filed in a court other than the Circuit Court for Baltimore City, Maryland or the U.S. District Court for the District of Maryland, Baltimore Division (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the Circuit Court for Baltimore City, Maryland or the U.S. District Court for the District of Maryland, Baltimore Division in connection with any action brought in any such courts to enforce the first paragraph of this Article IX (an “Enforcement Action”) and (b) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

Dated:	September 9, 1996
Amended October 1, 1996
Amended February 24, 2005
Amended June 20, 2005
March 4, 2011
February 23, 2016